UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2005, PECO II, Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. that it is not in compliance with Nasdaq Marketplace Rule 4350(c)(1) due to the vacancy created by the resignation of Dr. Lucille G. Ford as a member of the Company’s Board of Directors. Marketplace Rule 4350(c)(1) states that a majority of the board of directors of a Nasdaq issuer must be comprised of independent directors (as defined by Marketplace Rule 4200(a)(15)). After the resignation of Dr. Ford, the Board of Directors of the Company now has ten members, of which five are currently deemed to be independent directors. Consequently, the Company is in the process of searching for a new candidate to serve on its Board of Directors who meets the definition of an independent director.

The Company has a cure period under Marketplace Rule 4350(c)(1) until the earlier of the Company’s next annual meeting or August 10, 2006, to comply with the requirements 4350(c)(1).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2005, Dr. Lucille G. Ford notified the Company of her resignation from the Company’s Board of Directors, effective August 10, 2005. Dr. Ford’s resignation was not due to any disagreement with the Company known to an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: August 12, 2005	By:	/s/ JOHN G. HEINDEL
John G. Heindel
President and Chief Executive Officer